Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Diageo plc

We consent to the use of:

•      our report dated July 30, 2014, except as to Notes 2, 3(d), 10(b) and 10(d), which are as of March 16, 2015, with respect to the consolidated balance sheet of Diageo plc as of June 30, 2014, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, incorporated herein by reference to the Report on Form 6-K of Diageo plc dated March 16, 2015, and

•      our report dated July 30, 2014, with respect to the effectiveness of internal control over financial reporting as of June 30, 2014, incorporated herein by reference to the Annual Report on Form 20-F of Diageo plc for the fiscal year ended June 30, 2014;

and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
KPMG LLP

London, England

March 16, 2015